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                                                                    EXHIBIT 12.1
                         NORTHWEST AIRLINES CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
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                                                                       YEAR ENDED DECEMBER 31
                                                  ------------------------------------------------------------------
                                                     1996         1995          1994        1993            1992
                                                  ---------    ---------     ---------    ---------     ------------
EARNINGS:

Income (loss) before income taxes, 1995
  extraordinary item and 1992 cumulative
  effect of accounting change                     $   872.4    $   543.5     $   498.3    $  (123.2)    $  (1,482.1)
Less:  Income (loss) from less than 50%
  owned investees                                      15.7        (10.3)         (4.8)          --            (1.1)
Add:
  Rent expense representative of interest (1)         191.5        193.4         185.7        188.2           180.7
  Interest expense net of capitalized interest        251.7        374.3         374.0        364.8           290.2
  Interest of preferred security holder                27.2          7.1            --           --              --
  Amortization of debt discount and expense            10.8         13.1           9.7          7.2            47.5
  Amortization of interest capitalized                  2.9          4.0           3.3          4.1             3.8
                                                  ---------    ---------     ---------    ---------     -----------

       ADJUSTED EARNINGS                          $ 1,340.8    $ 1,145.7     $ 1,075.8    $   441.1     $    (958.8)
                                                  ---------    ---------     ---------    ---------     -----------
                                                  ---------    ---------     ---------    ---------     -----------

FIXED CHARGES:

Rent expense representative of interest (1)       $   191.5    $   193.4     $   185.7    $   188.2     $     180.7
Interest expense net of capitalized interest          251.7        374.3         374.0        364.8           290.2
Interest of preferred security holder                  27.2          7.1            --           --              --
Amortization of debt discount and expense              10.8         13.1           9.7          7.2            47.5
Capitalized interest                                    7.3         13.9           3.5          2.4            36.3
                                                  ---------    ---------     ---------    ---------     -----------

       FIXED CHARGES                              $   488.5    $   601.8     $   572.9    $   562.6     $     554.7
                                                  ---------    ---------     ---------    ---------     -----------
                                                  ---------    ---------     ---------    ---------     -----------

RATIO OF EARNINGS TO FIXED CHARGES                     2.74         1.90          1.88         -              -
                                                  ---------    ---------     ---------    ---------     -----------
                                                  ---------    ---------     ---------    ---------     -----------

COVERAGE DEFICIENCY                                                                       $   121.5     $   1,513.5
                                                                                          ---------     -----------
                                                                                          ---------     -----------
                                                                                              (2)            (2)
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(1)  Calculated as one-third of rentals, which is considered representative of the interest factor.
(2)  Excluding nonrecurring special charges of $94.3 million for the year ended
     December 31, 1993 and $792.7 million for the year ended December 31, 1992, earnings were inadequate to cover fixed charges by $27.2 million and $720.8 million for the two periods, respectively.